NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Stacy Kilian
Vice President and General Counsel
Haynes International, Inc.
765-456-6110

HAYNES INTERNATIONAL, INC. ANNOUNCES
NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

KOKOMO, IN - September 9, 2008 - Haynes International, Inc. (NASDAQ GM: HAYN) announced today that Mark M. Comerford has been appointed as the new President and Chief Executive Officer of the Company reporting directly to the Board of Directors. Mr. Comerford will assume his new position effective upon the retirement from the Company of former CEO Francis Petro on September 30, 2008. Mr. Petro will continue to serve as a member of the Board of Directors.

“I am delighted to welcome Mark Comerford as our new CEO. Mark brings a wealth of experience in metallurgical manufacturing, international commercialization and general management to Haynes,” stated John Corey, the Company’s Chairman. “We believe that Mark will provide strong leadership as we continue to pursue our growth strategy as a leading manufacturer of high performance alloys. On behalf of the Board and the Company’s shareholders, I would also like to thank Francis Petro for his many years of dedicated leadership to Haynes. We wish him well in his retirement.”

Before joining the Company, Mr. Comerford was President of Alloy Products, the largest business unit within Brush Wellman Inc. Since 1998, Mr. Comerford served in various positions for Brush Wellman Inc., both in the USA and Southeast Asia. In addition to his considerable experience at Brush Wellman Inc., Mr. Comerford also held positions at Carpenter Technology and American Brass in various metallurgical engineering, international and commercial management positions.

Mr. Comerford said, “I am delighted to join a team where safety, quality and innovation are the cornerstones of the business plan. Haynes has a long and renowned history in the materials industry and I am very excited about the future of the Company."

About Haynes International
Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “believes”, “anticipates”, “expects”, “plans” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission, in particular in its Form 10-K for the fiscal year ended September 30, 2007, which is available on the website of the Securities and Exchange Commission, www.sec.gov. You should carefully read these risk factors.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and the Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

It is not possible to anticipate and list all risks and uncertainties that may affect the future operations or financial performance of the Company however; they include, but are not limited to, the following:

•	Any significant decrease in customer demand for our products or in demand for our customers’ products;
•	Our dependence on production levels at our Kokomo facility and our ability to make capital improvements at that facility;
•	Rapid increases in the cost of nickel, energy and other raw materials;
•	Our ability to continue to develop new commercially viable applications and products;
•	Our ability to recruit and retain key employees;
•	Our ability to comply, and the costs of compliance, with applicable environmental laws and regulations; and
•	Economic and market risks associated with foreign operations and U.S. and world economic and political conditions.